SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
________________

FORM 8-K
________________

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2010
________________

DENDREON CORPORATION
(Exact name of registrant as specified in its charter)
________________

Delaware	000-30681	22-3203193
(State or other jurisdiction	(Commission File Number)	(I.R.S. Employer
of incorporation)		Identification Number)

3005 First Avenue

Seattle, Washington

98121

(Address of principal executive offices) (zip code)

(206) 256-4545

(Registrant’s telephone number, including area code)

None

(Former name or former address, if changed since last report)
________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐           Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐           Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐           Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐           Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(c) Effective April 19, 2010, Dendreon Corporation (the “Company”) appointed Richard J. Ranieri to the position of senior vice president of human resources.  In connection with Mr. Ranieri’s employment, the Company entered into an Executive Employment Agreement (the “Agreement”) with Richard J. Ranieri that provides for an annual base salary of $350,000, and eligibility for a performance-based bonus upon the achievement of pre-specified goals as determined by the Board of up to 45% of his base salary.  The Agreement provides for a relocation allowance of $150,000 and a grant of 25,000 shares of restricted stock and 50,000 stock options, as well as a signing bonus of 10,000 shares of restricted stock.  The Agreement provides that if the Company terminates Mr. Ranieri’s employment without cause, or if he resigns for good reason, as such terms are defined in the Agreement, Mr. Ranieri will be entitled to a lump sum severance payment equal to nine months of his then current base salary plus 75% of his target annual bonus for such year. If such termination by the Company without cause or resignation by Mr. Ranieri with good reason occurs within three months before or 12 months after a change of control, as is defined in the Agreement, then Mr. Ranieri will be entitled to 200% of his then current base salary plus 100% of his target annual bonus for such year. In either case he will also be entitled to full vesting of any unvested stock options and any unvested restricted stock. The Agreement will require Mr. Ranieri not to compete with us after termination of employment for a period of six months, and provide a one-year post-termination non-solicitation obligation. The Agreement provides for employment at-will, and does not have a specified term.

Mr. Ranieri, age 58, had served since 2008 as executive vice president, human resources and administration at Sepracor Inc.  From 2005 to 2008, Mr. Ranieri served as senior vice president, human resources and chief administrative officer at Neurocrine Biosciences, Inc.  From 1993 to 2005, Mr. Ranieri served as senior vice president, human resources at Genencor International, Inc., and held executive positions in human resources, sales management and sales operations at SmithKline Beecham from 1980 to 1993.  Mr. Ranieri received a master’s degree from Rider College and a bachelor’s degree from Villanova University.

There are no arrangements or understandings between Mr. Ranieri and any other persons pursuant to which he was appointed as the senior vice president of human resources of the Company. There are no family relationships between Mr. Ranieri and any director, executive officer, or any person nominated or chosen by the Company to become a director or executive officer. No information is required to be disclosed with respect to Mr. Ranieri pursuant to Item 404(a) of Regulation S-K.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DENDREON CORPORATION

	By:	/s/ Richard F. Hamm, Jr.
Richard F. Hamm, Jr.
Senior Vice President, Corporate Development,
April 19, 2010		General Counsel and Secretary